UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                                           Results of Operations and Financial Condition.

On August 9, 2018, Laureate Education, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter ended June 30, 2018. A copy of the earnings release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 7.01                                           Regulation FD Disclosure.

On August 9, 2018, the Company made available on the investor relations section of its website its Second Quarter 2018 Earnings Presentation (the “Presentation”). A copy of the Presentation is furnished herewith as Exhibit 99.2 and incorporated in this Item 7.01 by reference.

Item 8.01                                           Other Events.

The Company plans to divest additional business units located in Europe, Asia and Central America. The divestitures are expected to generate over $1 billion in proceeds and create a more focused and simplified business model. In aggregate, the Company anticipates that these transactions will result in a reduction in annual revenues of approximately $700 million.

After exiting the targeted geographies, the Company’s remaining markets will be Brazil, Chile, Mexico, and Peru, along with its online and hybrid educational institutions in the U.S. and Australia. The timing and ability to complete any of these transactions is uncertain, and will be subject to market and other conditions, which may include regulatory approvals and consents of third parties.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “anticipate” or similar expressions that concern the Company’s strategy, plans or intentions. All statements we make relating to our planned divestitures, the expected proceeds generated therefrom and the expected reduction in revenue resulting therefrom are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in “Item 1—Business, Item 1A—Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated in “Part II, Item 1A—Risk Factors” of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 9.01                                         Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Earnings Release issued by Laureate Education, Inc. on August 9, 2018.
99.2	Second Quarter 2018 Earnings Presentation.

The information contained in Item 2.02, including Exhibit 99.1 hereto, and Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Jean-Jacques Charhon
Name:	Jean-Jacques Charhon
Title:	Executive Vice President and Chief Financial Officer

Date: August 9, 2018

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